Exhibit 99.1
News Release
Novelis Reports First Quarter Fiscal Year 2024 Results

Q1 Fiscal Year 2024 Highlights
•Net income attributable to our common shareholder of $156 million, down 49% YoY
•Adjusted EBITDA of $421 million, down 25% YoY
•Rolled product shipments of 879 kilotonnes, down 9% YoY
•Adjusted EBITDA per tonne shipped of $479
•Increased strategic capital expenditures to support transformational rolling and recycling capacity investments underway

ATLANTA, August 3, 2023 – Novelis Inc., a leading sustainable aluminum solutions provider and the world leader in aluminum rolling and recycling, today reported results for the first quarter of fiscal year 2024.
"Novelis' diverse product portfolio and lower input costs delivered another sequential increase in quarterly Adjusted EBITDA and a higher Adjusted EBITDA per tonne than expected, even as inventory reduction activity across the beverage packaging supply chain continued in the quarter,” said Steve Fisher, President and CEO, Novelis Inc. “We believe this can destocking activity is nearly complete, and remain focused on strengthening and expanding Novelis' capabilities to support our customers' growing demand for sustainable aluminum sheet."
Net sales decreased 20% versus the prior year period to $4.1 billion for the first quarter of fiscal year 2024, primarily driven by lower average aluminum prices and a 9% decrease in total flat rolled product shipments to 879 kilotonnes, partially offset by increased product pricing and favorable product mix. The decrease in shipments is mainly due to lower beverage can shipments, as well as unfavorable economic conditions impacting some specialties markets, mainly in building & construction. However, demand for premium automotive sheet remains strong and led to record automotive shipments in the quarter.
Net income attributable to our common shareholder decreased 49% versus the prior year to $156 million in the first quarter of fiscal year 2024, due mainly to lower Adjusted EBITDA, higher interest expense, and significantly higher gains on unrealized derivatives in the prior year that did not recur. Adjusted EBITDA decreased 25% versus the prior year to $421 million in the first quarter of fiscal year 2024, primarily driven by lower shipments, cost inflation, and less favorable metal benefit from recycling. These factors were partially offset by higher product pricing and favorable product mix.
Adjusted Free Cash Flow was an outflow of $349 million in the first quarter of fiscal year 2024, higher than the prior year period outflow of $73 million due primarily to a planned three-fold increase in capital expenditures as we ramp up strategic investments in new rolling and recycling capacity, and lower Adjusted EBITDA. The company had a net leverage ratio (Net Debt / TTM Adjusted EBITDA) of 2.7x at the end of the first quarter of fiscal year 2024.
"We expect a steady recovery in shipments to drive continued improvement in Adjusted EBITDA over the remainder of this fiscal year," said Devinder Ahuja, Executive Vice President and Chief Financial Officer, Novelis Inc. "This will enable continued capital deployment in support of our growth investments underway to meet growing customer demand."
The company had a strong Total Liquidity position of $2.4 billion, consisting of $1.0 billion in cash and cash equivalents and $1.4 billion in availability under committed credit facilities, as of June 30, 2023.

First Quarter Fiscal Year 2024 Earnings Conference Call
Novelis will discuss its first quarter fiscal year 2024 results via a live webcast and conference call for investors at 7:00 a.m. EDT on Thursday, August 3, 2023. To view slides and listen to the live webcast, visit https://events.q4inc.com/attendee/501622803. To join by telephone, dial toll-free in the United States at 833-470-1428 or the India toll line +91.22.5032.3390 and enter access code 260182. The webcast link, access information and presentation materials can also be found at https://investors.novelis.com/.

About Novelis
Novelis Inc. is driven by its purpose of shaping a sustainable world together. We are a global leader in the production of innovative aluminum products and solutions and the world's largest recycler of aluminum. Our ambition is to be the leading provider of low-carbon, sustainable aluminum solutions and to achieve a fully circular economy by partnering with our suppliers, as well as our customers in the aerospace, automotive, beverage can and specialties industries throughout North America, Europe, Asia and South America. Novelis had net sales of $18.5 billion in fiscal year 2023. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.

Non-GAAP Financial Measures
This news release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides, which can be found at novelis.com/investors. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Attached to this news release are tables showing the condensed consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows, reconciliation of Adjusted EBITDA, Adjusted Free Cash Flow, Total Liquidity, Net Debt, income from continuing operations excluding special items, and segment information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this news release are statements about our beliefs that can destocking activity is nearly complete and regarding our expectations for a steady recovery in shipments to drive continued improvement in Adjusted EBITDA over the next few quarters. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: disruptions or changes in the business or financial condition of our significant customers or the loss of their business or reduction in their requirements; price and other forms of competition from other aluminum rolled products producers and potential new market entrants; competition in our end-markets, and the willingness of our customer to accept substitutes for our products, including steel, plastics, composite materials and glass; our inability to realize the anticipated benefits of strategic investments; increases in the cost of volatility in the availability of primary aluminum, scrap aluminum, sheet ingot, or other raw materials used in the production of our products; rises in energy costs or disruptions to our energy supplies; downturns in the automotive and ground transportation industries or changes in consumer demand; public health crises, such as the recently experienced COVID-19 pandemic; union disputes and other employee relations issues; loss of our key management and other personnel, or an inability to attract and retain such management and other personnel; unplanned disruptions at our operating facilities; exposure to economic and political risk associated with our global operations; economic uncertainty, capital markets disruption and supply chain interruptions, including as a result of geopolitical instability due to the ongoing military conflict between Russia and Ukraine; risks relating to certain joint ventures, subsidiaries and assets that we do not entirely control; security breaches and other disruptions to our information technology networks and systems; increased freight costs on imported products; timing differences between the prices we pay under purchase contracts and metal prices we charge our customers; a deterioration of our financial condition, a downgrade of our ratings by a credit rating agency or other factors which could limit our ability to enter into, or increase our costs of, financing and hedging transactions; risks related to variable rate indebtedness, including interest rate risk; adverse changes in currency exchange rates; our inability to transact in derivative instruments, if our exposure to price fluctuations is not adequately hedged under derivative instruments, or if counterparties to our derivative instruments fail to honor their agreements; an adverse decline in the liability discount rate, lower-than-expected investment return on pension assets; impairments to our goodwill, other intangible assets and other long-lived assets; tax expense, tax liabilities or tax compliance costs; operating and financial restrictions imposed on us by the covenants in our credit facilities and the indentures governing our Senior Notes; our inability to protect our intellectual property, the confidentiality of our know-how, trade secrets, technology, and other proprietary information; risks related to our global operations, including the impact of complex and stringent laws and government regulations; global climate change or the legal, regulatory or market responses to such change; risks related to the broad range of environmental, health and safety laws and regulations to which we are subject, and any related exposure to substantial environmental, health and safety costs and liabilities; our failure to comply with laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection; and exposure to significant legal proceedings and investigations. The above list of factors is not exhaustive. Other important factors are discussed under the captions "Risk Factors" and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023.

Media Contact:	Investor Contact:
Julie Groover	Megan Cochard
+1 404 760 6461	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,
(in millions)	2023	2022
Net sales	$4,091	$5,089
Cost of goods sold (exclusive of depreciation and amortization)	3,501	4,265
Selling, general and administrative expenses	174	164
Depreciation and amortization	131	138
Interest expense and amortization of debt issuance costs	77	58
Research and development expenses	25	23
Restructuring and impairment expenses, net	3	1
Equity in net income of non-consolidated affiliates	(3)	(4)
Other (income) expenses, net	(27)	50
	3,881	4,695
Income from continuing operations before income tax provision	210	394
Income tax provision	54	87
Net income from continuing operations	156	307
Loss from discontinued operations, net of tax	—	(1)
Net loss from discontinued operations	—	(1)
Net income	156	306
Net loss attributable to noncontrolling interest	—	(1)
Net income attributable to our common shareholder	$156	$307

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except number of shares)	June 30, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,041	$1,498
Accounts receivable, net
— third parties (net of allowance for uncollectible accounts of $7 and $5 as of June 30, 2023, and March 31, 2023, respectively)	1,949	1,751
— related parties	156	156
Inventories	2,876	2,729
Prepaid expenses and other current assets	189	178
Fair value of derivative instruments	336	145
Assets held for sale	3	3
Current assets of discontinued operations	—	—
Total current assets	6,550	6,460
Property, plant and equipment, net	5,050	4,900
Goodwill	1,074	1,076
Intangible assets, net	582	589
Investment in and advances to non–consolidated affiliates	887	877
Deferred income tax assets	153	166
Other long-term assets
— third parties	289	293
— related parties	2	3
Total assets	$14,587	$14,364
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$57	$88
Short-term borrowings	601	671
Accounts payable
— third parties	3,179	3,100
— related parties	283	277
Fair value of derivative instruments	133	130
Accrued expenses and other current liabilities	562	633
Current liabilities of discontinued operations	—	—
Total current liabilities	4,815	4,899
Long-term debt, net of current portion	4,878	4,881
Deferred income tax liabilities	345	288
Accrued postretirement benefits	547	554
Other long-term liabilities	287	288
Total liabilities	10,872	10,910
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2023, and March 31, 2023	—	—
Additional paid-in capital	1,208	1,208
Retained earnings	2,628	2,472
Accumulated other comprehensive loss	(133)	(238)
Total equity of our common shareholder	3,703	3,442
Noncontrolling interest	12	12
Total equity	3,715	3,454
Total liabilities and equity	$14,587	$14,364

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
(in millions)	2023	2022
OPERATING ACTIVITIES
Net income	$156	$306
Net loss from discontinued operations	—	(1)
Net income from continuing operations	$156	$307
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	131	138
Gain on unrealized derivatives and other realized derivatives in investing activities, net	(31)	(18)
Gain on sale of business	—	—
Loss on sale of assets, net	—	1
Deferred income taxes, net	25	12
Equity in net income of non-consolidated affiliates	(3)	(4)
Loss (gain) on foreign exchange remeasurement of debt	1	(11)
Amortization of debt issuance costs and carrying value adjustments	4	4
Other, net	1	1
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(200)	(97)
Inventories	(155)	(510)
Accounts payable	125	135
Other assets	(6)	7
Other liabilities	(80)	79
Net cash (used in) provided by operating activities – continuing operations	(32)	44
Net cash used in operating activities – discontinued operations	—	(1)
Net cash (used in) provided by operating activities	$(32)	$43
INVESTING ACTIVITIES
Capital expenditures	$(333)	$(110)
Acquisition of business and other investments, net of cash acquired	—	(4)
Proceeds (outflows) from investment in and advances to non-consolidated affiliates, net	6	(9)
Proceeds (outflows) from the settlement of derivative instruments, net	6	(3)
Other	4	6
Net cash used in investing activities - continuing operations	(317)	(120)
Net cash used in investing activities	$(317)	$(120)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	$50	$—
Principal payments of long-term and short-term borrowings	(35)	(107)
Revolving credit facilities and other, net	(115)	183
Debt issuance costs	—	—
Return of capital to our common shareholder	—	—
Net cash (used in) provided by financing activities - continuing operations	(100)	76
Net cash (used in) provided by financing activities	$(100)	$76
Net decrease in cash, cash equivalents and restricted cash	(449)	(1)
Effect of exchange rate changes on cash	(8)	(33)
Cash, cash equivalents and restricted cash — beginning of period	1,511	1,084
Cash, cash equivalents and restricted cash — end of period	$1,054	$1,050

Cash and cash equivalents	$1,041	$1,037
Restricted cash (included in other long-term assets)	13	13
Cash, cash equivalents and restricted cash — end of period	$1,054	$1,050

Reconciliation of Adjusted EBITDA (unaudited) to Net Income Attributable to our Common Shareholder
The following table reconciles Adjusted EBITDA, a non-GAAP financial measure, to net income attributable to our common shareholder.

	Three Months Ended June 30,
(in millions)	2023	2022
Net income attributable to our common shareholder	$156	$307
Net loss attributable to noncontrolling interests	—	(1)
Income tax provision	54	87
Interest, net	70	54
Depreciation and amortization	131	138
EBITDA	$411	$585

Adjustment to reconcile proportional consolidation	$14	$14
Unrealized gains on change in fair value of derivative instruments, net	(4)	(42)
Realized gains on derivative instruments not included in Adjusted EBITDA	(3)	(1)
Loss on extinguishment of debt, net	—	—
Restructuring and impairment expenses, net	3	1
Loss on sale of business	—	—
Loss on sale assets, net	—	1
Loss from discontinued operations, net of tax	—	1
Metal price lag	(5)	(3)
Other, net	5	5
Adjusted EBITDA	$421	$561

Adjusted Free Cash Flow (unaudited)
The following table reconciles Adjusted Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations, non-GAAP financial measures, to net cash provided by operating activities - continuing operations.

	Three Months Ended June 30,
(in millions)	2023	2022
Net cash (used in) provided by operating activities – continuing operations	$(32)	$44
Net cash used in investing activities – continuing operations	(317)	(120)
Plus: Cash used in the acquisition of business and other investments, net of cash acquired	—	4
Less: Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging	—	—
Adjusted Free Cash Flow from continuing operations	(349)	(72)
Net cash used in operating activities – discontinued operations	—	(1)
Adjusted Free Cash Flow	$(349)	$(73)

Cash and Cash Equivalents and Total Liquidity (unaudited)
The following table reconciles Total Liquidity to the ending balances of cash and cash equivalents.

(in millions)	June 30, 2023	March 31, 2023
Cash and cash equivalents	$1,041	$1,498
Availability under committed credit facilities	1,403	1,101
Total Liquidity	$2,444	$2,599

Net Debt (unaudited)
The following table reconciles long-term debt, net of current portion to Net Debt.

(in millions)	June 30, 2023	March 31, 2023
Long–term debt, net of current portion	$4,878	$4,881
Current portion of long-term debt	57	88
Short-term borrowings	601	671
Cash and cash equivalents	(1,041)	(1,498)
Net Debt	$4,495	$4,142

Reconciliation of Net Income from Continuing Operations, Excluding Special Items (unaudited) to Net Income from Continuing Operations
The following table presents net income from continuing operations excluding special items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended June 30,
(in millions)	2023	2022
Net income from continuing operations	$156	$307
Special Items:
Metal price lag	(5)	(3)
Restructuring and impairment expenses, net	3	1
Tax effect on special items	1	2
Net income from continuing operations, excluding special items	$155	$307

Segment Information (unaudited)
The following tables present selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2023	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$166	$88	$87	$84	$(4)	$421

Shipments (in kt)
Rolled products – third party	370	245	153	111	—	879
Rolled products – intersegment	—	5	23	8	(36)	—
Total rolled products	370	250	176	119	(36)	879

Selected Operating Results Three Months Ended June 30, 2022	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$227	$84	$94	$156	$—	$561

Shipments (in kt)
Rolled products – third party	386	265	164	147	—	962
Rolled products – intersegment	—	7	21	1	(29)	—
Total rolled products	386	272	185	148	(29)	962